UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)

December 31, 2001

TOREADOR RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-2517	75-0991164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

4809 Cole Avenue, Suite 108

Dallas, Texas 75205

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 559-3933

Item 2. Acquisition of Disposition of Assets

                Toreador Resources Corporation (“Toreador”), MOC Acquisition Corporation, a wholly-owned subsidiary of Toreador (“MOC”), and Madison Oil Company (“Madison”) entered into an Agreement and Plan of Merger dated October 3, 2001 (“Merger Agreement”). The transaction was consummated on December 31, 2001 by the merger of MOC with and into Madison with Madison being the surviving corporation of such merger (the “Merger”) and becoming a wholly-owned subsidiary of Toreador.

                Pursuant to the Merger Agreement, the issued and outstanding shares of the common stock of Madison were converted into an aggregate of 3,101,544 shares of Toreador’s $0.15625 par value common stock (“Common Stock”), based on an exchange ratio of 0.118 shares of Toreador Common Stock for each issued and outstanding share of Madison common stock. Holders of Madison common stock were also given the right to receive up to 3,000,000 additional shares of Common Stock or cash based on the formula specified in the Merger Agreement under the section entitled “Conversion of Shares.” In addition, certain stock options to acquire Madison common stock have become Toreador stock options exercisable for 93,810 shares of Common Stock, warrants to acquire Madison common stock have become Toreador warrants exercisable for 59,000 shares of Common Stock and a Madison debenture convertible into Madison common stock has been amended and is now convertible into 319,962 shares of Common Stock.

                Pursuant to the Merger Agreement, Madison nominated and the Toreador board of directors elected three Madison directors to be new Toreador directors pursuant to newly created vacancies on the Toreador board. The new Toreador directors are Herbert L. Brewer, David M. Brewer, and Ernest C. Mercier.

                A description of (i) the nature of any material relationship between Madison and Toreador or any of Toreador’s affiliates, directors or officers, or any associates of such directors and officers and (ii) Madison’s assets is contained in the joint proxy statement/prospectus contained in Toreador’s Registration Statement on Form S-4 dated December 3, 2001 (File No. 333-72314), which is incorporated herein by reference.

                Toreador will account for the Merger using the purchase method in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations.

                A copy of the press release announcing the consummation of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.    Financial Statements and Exhibits

                (a)           Financial statements of businesses acquired

MADISON OIL COMPANY (FORMERLY TRANS–DOMINION ENERGY CORPORATION
Report of Independent Auditors
Financial Statements:
Consolidated Balance Sheets – December 31, 2000 and 1999, and September 30, 2001 (Unaudited)
Consolidated Statements of Income – For the Years Ended December 31, 2000, 1999, and 1998, and for the Nine Months Ended September 30, 2001 and 2000 (Unaudited)
Consolidated Statements of Cash Flows – For the Years Ended December 31, 2000, 1999 and 1998, and for the Nine Months Ended September 30, 2001 (Unaudited)
Consolidated Statements of Changes in Stockholders’ Equity – For the Years Ended December 31, 2000, 1999 and 1998, and for the Nine Months Ended September 30, 2001 (Unaudited)
Notes to Consolidated Financial Statements

                (b)           Pro forma financial information

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Financial Statements:
Unaudited Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 2001
Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2000
Unaudited Pro Forma Combined Balance Sheet as of September 30, 2001
Notes to Unaudited Pro Forma Combined Financial Statements

                (c)           Exhibits

Exhibit No.	Exhibit Description

2.1

Agreement and Plan of Merger, dated as of October 3, 2001, by and among Toreador Resources Corporation, MOC Acquisition Corporation, and Madison Oil Company (previously filed as Exhibit 2.1 to Toreador Resources Corporation Registration Statement on Form S-4, No. 333-72314, filed with the Securities and Exchange Commission on December 3, 2001, and incorporated herein by reference).

23.1	Consent of James A. Moyers, CPA, Madison Oil Company’s independent auditors

23.2	Consent of LaRoche Petroleum Consultants, Ltd.

99.1	Press Release, dated December 31, 2001

MADISON OIL COMPANY

(Formerly Trans-Dominion Energy Corporation)

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders

Madison Oil Company (formerly Trans-Dominion Energy Corporation)

Dallas, Texas

                I have audited the accompanying consolidated balance sheets of Madison Oil Company as of December 31, 2000 and 1999 and the related consolidated statements of income, cash flows and shareholders' equity for each of the three years in the period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on the audit.

                I have conducted my audits in accordance with auditing standards generally accepted in the United States and Canada. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

                In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Madison Oil Company as of December 31, 2000 and 1999, and the results of its operations, cash flows and changes in shareholders' equity for each of the three years in the period then ended in conformity with accounting principles generally accepted in the United States.

                As discussed in note 12 to the financial statements, Madison Oil Company initially recorded the purchase of ARCO Turkey, Inc. on the effective date of September 1, 2000. Subsequently it was determined that the acquisition should have been recorded on February 20, 2001. The December 31, 2000 financial statements have been restated to reflect this change.

/s/ JAMES A. MOYERS, CPA

Dallas, Texas

April 9, 2001 except for

Note 12 as to which
the date is November 26, 2001

MADISON OIL COMPANY

(Formerly Trans-Dominion Energy Corporation)

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. Dollars)

	December 31,		September 30,
	1999	2000	2001
		(Restated)	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,966,000	$5,080,000	$1,073,000
Accounts receivable
Trade	710,000	968,000	2,156,000
Value Added Tax refund and other	359,000	1,030,000	748,000
Inventories
Oil field materials and supplies	415,000	456,000	471,000
Prepaid expenses	304,000	65,000	—
Total current assets	3,754,000	7,599,000	$4,448,000
Equipment and Property
Office furniture, fixtures and equipment	104,000	165,000	187,000
Oil and gas properties, using successful efforts accounting:
Proved properties and related equipment	13,772,000	19,703,000	35,823,000
Unproved properties	3,321,000	5,475,000	5,917,000
	17,197,000	25,343,000	41,927,000
Less accumulated depreciation, depletion and amortization	(5,913,000)	(7,902,000)	(9,772,000)
Total equipment and property	11,284,000	17,741,000	32,155,000
Other Assets	294,000	669,000	190,000
Total Assets	$15,332,000	$25,709,000	$36,793,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt	$4,745,000	$2,755,000	$4,180,000
Trade accounts payable	356,000	1,396,000	1,313,000
Taxes payable-other than income	793,000	1,414,000	1,225,000
Accrued expenses and other	659,000	1,136,000	822,000
Total current liabilities	6,553,000	6,701,000	7,540,000
Long-Term Debt	4,185,000	1,983,000	16,525,000
Note payable to affiliate	1,859,000	1,895,000	—
Convertible debenture	—	—	2,160,000
Commitments and Contingencies	—	—	—
Minority Interest	4,105,000	5,371,000	—
Shareholders' Equity
Preferred stock: $.0001 par value; authorized 20,000,000 shares; no shares issued
Common stock: $.0001 par value; authorized 100,000,000 shares; 25,756,960 shares outstanding at December 31, 2000; and 11,947,920 shares at December 31, 1999	1,000	3,000	3,000
Capital in excess of par value	400,000	11,809,000	11,863,000
Retained Earnings (Accumulated deficit)	(1,134,000)	(706,000)	1,486,000
Accumulated other comprehensive income (loss)	(637,000)	(1,347,000)	(2,784,000)
Total shareholders' equity	(1,370,000)	9,759,000	10,568,000
Total Liabilities and Stockholders' Equity	$15,332,000	$25,709,000	$36,793,000

The accompanying notes are an integral part of these financial statements

MADISON OIL COMPANY

(Formerly Trans-Dominion Energy Corporation)

CONSOLIDATED STATEMENTS OF INCOME

(Expressed in U.S. Dollars)

	Year Ended December 31,			Nine Months Ended September 30,
	1998	1999	2000	2000	2001
			(Restated)	(Unaudited)
REVENUE:
Oil and gas sales	$3,699,000	$6,417,000	$9,436,000	$6,940,000	$10,898,000
Other oil receipts, net	1,020,000	—	—	—	—
Total revenue	4,719,000	6,417,000	9,436,000	6,940,000	10,898,000
EXPENSES:
Exploration and production	2,141,000	3,579,000	4,215,000	2,922,000	4,347,000
General and administrative	1,175,000	1,239,000	1,873,000	1,543,000	1,622,000
Geological and geophysical	—	—	535,000	—	—
Depreciation, depletion and amortization	3,102,000	1,242,000	1,966,000	1,757,000	1,870,000
Total expenses	6,418,000	6,060,000	8,589,000	6,222,000	7,839,000
OPERATING INCOME (LOSS)	(1,699,000)	357,000	847,000	718,000	3,059,000
OTHER INCOME (EXPENSE)
Interest income and other	51,000	445,000	416,000	367,000	622,000
Interest expense	(174,000)	(679,000)	(559,000)	(533,000)	(1,489,000)
Total other income (expense)	(123,000)	(234,000)	(143,000)	(166,000)	(867,000)
INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(1,822,000)	123,000	704,000	552,000	2,192,000
Provision for income taxes	—	—	—	—	—
INCOME (LOSS) BEFORE MINORITY INTEREST	(1,822,000)	123,000	704,000	552,000	2,192,000
Minority interest in (income) loss of subsidiary	689,000	320,000	(276,000)	(623,000)	—
NET INCOME (LOSS)	$(1,133,000)	$443,000	$428,000	$(71,000)	$2,192,000
NET INCOME (LOSS) PER COMMON SHARE, BASIC AND DILUTED	$(28.33)	$0.04	$0.02	$0.00	$0.08
Average number of shares used in calculation of income per share	40,000	11,947,920	25,756,960	25,756,960	25,933,094

The accompanying notes are an integral part of these financial statements

MADISON OIL COMPANY

(Formerly Trans-Dominion Energy Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. Dollars)

	Year Ended December 31,			Nine Months Ended September 30,
	1998	1999	2000	2000	2001
			(Restated)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(1,133,000)	$443,000	$428,000	$(71,000)	$2,192,000
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Depreciation, depletion and amortization	3,102,000	1,241,000	1,966,000	1,757,000	1,870,000
Minority Interest	(689,000)	(320,000)	276,000	623,000
Interest expense aid with common stock					54,000
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivables	(359,000)	(1,389,000)	(789,000)	(1,581,000)	(1,895,000)
Inventories	(211,000)	(194,000)	(41,000)	(51,000)	(25,000)
Prepaid expenses	6,000	(288,000)	238,000	(76,000)	21,000
Increase (decrease) in:
Trade accounts payable	(423,000)	(1,474,000)	1,179,000	423,000	(139,000)
Taxes payable-other than income	657,000	(146,000)	622,000	942,000	(316,000)
Accrued expenses and other	210,000	264,000	477,000	783,000	(525,000)
	1,160,000	(1,863,000)	4,356,000	2,749,000	1,237,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash provided by (used) for equipment and properties	(12,920,000)	2,304,000	(3,656,000)	(1,450,000)	(5,905,000)
Proceeds from sale of 75% of subsidiary	—	—	1,000,000	—	—
Cash provided (used) for other assets and deferred charges	4,000	(207,000)	(691,000)	(566,000)	479,000
Purchase of minority interest	—	—	—	—	(16,050,000)
	(12,916,000)	2,097,000	(3,347,000)	(2,016,000)	(21,476,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash provided by (used) for long-term debt	8,698,000	231,000	(4,192,000)	(3,804,000)	15,967,000
Cash provided by the issuance of common stock	—	—	6,261,000	6,261,000	—
Cash provided by loans from affiliates	829,000	1,013,000	36,000	183,000	265,000
	9,527,000	1,244,000	2,105,000	2,640,000	16,232,000
Net Increase (Decrease) In Cash	(2,229,000)	1,478,000	3,114,000	3,373,000	(4,007,000)
Cash at beginning of period	2,717,000	488,000	1,966,000	1,966,000	5,080,000
Cash at end of period	$488,000	$1,966,000	$5,080,000	$5,339,000	$1,073,000

The accompanying notes are an integral part of these financial statements

MADISON OIL COMPANY

(Formerly Trans-Dominion Energy Corporation)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

(Expressed in U.S. Dollars)

	Shares	Common Stock	Paid in Capital	Retained Earnings (Accumulated) (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity
BALANCE DECEMBER 31, 1997	11,948,000	$1,000	$400,000	$(444,000)	$2,574,000	$2,531,000
Net income for year	—	—	—	(1,133,000)	—	(1,133,000)
Comprehensive Income	—	—	—	—	(595,000)	(595,000)
BALANCE DECEMBER 31, 1998	11,948,000	$1,000	$400,000	$(1,577,000)	$1,979,000	803,000
Net income for year	—	—	—	443,000	—	443,000
Translation adjustment	—	—	—	—	(2,616,000)	(2,616,000)
BALANCE DECEMBER 31, 1999	11,948,000	1,000	400,000	(1,134,000)	(637,000)	(1,370,000)
Issuance of common stock for cash	10,527,000	1,000	6,260,000	—	—	6,261,000
Issuance of common stock for acquisition	2,282,000	1,000	4,289,000	—	—	4,290,000
Issuance of common stock for debt	1,000,000	—	860,000	—	—	860,000
Net income for year (restated)	—	—	—	428,000	—	428,000
Translation adjustment	—	—	—	—	(710,000)	(710,000)
BALANCE DECEMBER 31, 2000 (restated)	25,757,000	$3,000	$11,809,000	$(706,000)	$(1,347,000)	9,759,000
Issuance of common stock	176,000	—	54,000	—	—	54,000
Net Income for Period	—	—	—	2,192,000	—	2,192,000
Translation adjustment	—	—	—	—	(1,437,000)	(1,437,000)
BALANCE SEPTEMBER 30, 2001 (UNAUDITED)	25,933,000	3,000	11,863,000	1,486,000	(2,784,000)	10,568,000

The accompanying notes are an integral part of these financial statements

MADISON OIL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  Business Activities:

                Madison Oil Company (Formerly Trans-Dominion Energy Corporation), a Delaware Corporation, is an independent international exploration and production company with its head office in Dallas, Texas. The Company's principal business activity is acquiring and developing international oil and gas properties. Currently, the Company holds interests in developed and undeveloped oil and gas properties in the Paris Basin, France, the Cendere and Zeynel Fields in Turkey and the Bonasse Field and Southwest Cedros Peninsula License in Trinidad.

NOTE 2:  Summary of Significant Accounting Policies:

Principles of Consolidation

                THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS INCLUDE THE ACCOUNTS OF MADISON OIL COMPANY AND ITS SUBSIDIARIES. ALL SIGNIFICANT INTERCOMPANY TRANSACTIONS AND ACCOUNTS HAVE BEEN ELIMINATED.

Subsidiaries

                All subsidiaries are wholly owned unless a percentage is noted in parenthesis. Each subsidiary is presented below.

                Madison Oil Company (formerly Trans-Dominion Energy), (Delaware): Subsidiary, Madison (Turkey), Inc., (formerly Tur-Kan), (Delaware) Subsidiary, Trinidad Exploration & Development Ltd., (UK) Subsidiary, Petresearch International, Inc. Subsidiary, Storevital Ltd. (formerly Petresearch Ltd.) Subsidiary, Petresearch, Ltd. (formerly Storevital) (15%) Subsidiary, Trans-Dominion Holdings, Ltd. Subsidiary, Madison Petroleum, Inc., (formerly Madison Oil Company), (Delaware)

                Trans-Dominion Holdings, Ltd.: Subsidiary, Trinidad Exploration & Development Ltd., (Trinidad) (25%) Subsidiary, Karak Petroleum, (Pakistan)

                Madison Petroleum, Inc.: Subsidiary, Madison Oil Company Europe (Delaware)

                Madison Oil Company Europe: Subsidiary, Madison Oil France, SA (France)

                Madison Oil France, SA: Subsidiary Partnership, Madison/Chart Energy, SCS (France) (62.2%)

                Madison accounts for its investments in entities in which it holds less than a majority interest under the equity method.

Foreign Currency Translation

                The financial statements of the Company's foreign subsidiaries are measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of shareholders' equity. Foreign currency transaction gains and losses are included in consolidated net income.

Cash and Equivalents

                The Company considers cash and all highly liquid investments such as money market accounts to be cash equivalents. The funds are placed with major financial institutions.

Office Furniture, Fixtures and Equipment

                These assets are stated at the Company's cost and depreciated on an accelerated basis over five to seven years. Maintenance and repair costs are expensed when incurred, while major improvements are capitalized.

Oil and Gas Properties

                The Company follows the successful efforts method of accounting for oil and gas exploration and development expenditures. Under this method, costs of successful exploratory wells and all development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves are expensed. In the absence of a determination as to whether the reserves that have been found can be classified as proved, Madison carries the costs of drilling such an exploratory well as an asset for no more than one year following completion of drilling. If, after that year has passed, a determination that proved reserves have been found cannot be made, Madison assumes that the well is impaired, and charges its costs to expense. Significant costs associated with the acquisition of oil and gas properties are capitalized. Upon sale or abandonment of units of property or the disposition of miscellaneous equipment, the cost is removed from the asset account, the related reserves relieved of the accumulated depreciation or depletion and the gain or loss is credited to or charged against operations.

                Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of- production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

                On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

                On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

                Maintenance and repairs are charged to expense; betterments of property are capitalized and depreciated as described below.

Depreciation, Depletion and Amortization

                The Company provides for depreciation, depletion and amortization of its investment in producing oil and gas properties on the unit-of-production method, based upon independent reserve engineers' estimates of recoverable oil and gas reserves from the property.

Income Taxes

                The Company computes income tax expense using Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". SFAS 109 requires the measurement of deferred tax assets for deductible temporary differences and operating loss carry forwards and of deferred tax liabilities for taxable temporary differences. Measurement of current and deferred tax liabilities and assets is based on provisions of enacted law. The effects of future changes in tax laws and rates are not anticipated.

Stock-Based Compensation

                Statement of Financial Accounting Standards No. 123, ("SFAS 123") "Accounting for Stock-Based Compensation," encourages, but does not require, the adoption of a fair value-based method of accounting for employee stock-based compensation transactions. The Company has elected to apply the provisions of Accounting Principles Board Opinion No. 25 ("Opinion 25"), "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its employee stock-based compensation plans. Under Opinion 25, compensation cost is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant above the amount an employer must pay to acquire the stock.

Estimates

                 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period are also given. Actual results could differ from these estimates.

Reconciliation of United States Generally Accepted Accounting Principles (GAAP) to Canadian GAAP

                The accompanying financial statements are expressed in United States dollars and stated in accordance with accounting principles generally accepted in the United States (U.S. GAAP). There are no differences between U.S. GAAP and Canadian GAAP that have a significant effect on the accompanying financial statements.

Interim Reporting

                The consolidated financial statements for the nine months ended September 30, 2000 and 2001, included herein have been prepared without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. The financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods. Such adjustments are considered to be of a normal recurring nature unless otherwise identified. Results of operations for the nine month period ended September 30, 2001 are not necessarily indicative of the results of operations that will be realized for the year ending December 31, 2001.

New Accounting Pronouncements

                On January 1, 2001, Madison adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. Gains and losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Since Madison had no outstanding derivative financial instruments at January 1, 2001, there was no impact on Madison's financial position or results of operation as the result of adopting Statement 133.

                On August 15, 2001, the FASB issued Statement No. 143, Accounting for Asset Retirement Obligations. Initiated in 1994 as a project to account for the costs of nuclear decommissioning, the FASB expanded the scope to include similar closure or removal-type costs in other industries that are incurred at any time during the life of an asset. That standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

                The standard is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged. Accordingly, Madison will adopt this standard on January 1, 2003. Madison has not completed the process of determining the impact of adopting the standard.

                On July 20, 2001, the FASB issued Statements of Financial Accounting Standards No. 141, Business Combinations (Statement 141), and No. 142, Goodwill and Other Intangible Assets (Statement 142), Statement 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. Statement 141 further clarifies the criteria to recognize intangible assets separately from goodwill. The requirements of Statement 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001 (i.e., the acquisition date is July 1, 2001 or after).

                Under Statement 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives (but with no maximum life). The amortization provisions of Statement 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, companies are required to adopt Statement 142 in their fiscal year beginning after December 15, 2001 (i.e., January 1, 2002, for calendar year companies). On October 5, 2001, the FASB issued a final statement on asset impairment (Statement 144) that is applicable to financial statements issued for fiscal years beginning after December 15, 2001 (January 2002 for calendar year-end companies). The FASB's new rules on asset impairment supersede FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and provide a single accounting model for long-lived assets to be disposed of. Although retaining many of the fundamental recognition and measurement provisions of Statement 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. This distinction is important because assets held-for-sale are stated at the lower of their fair values or carrying amounts and depreciation is no longer recognized. The new rules also supersede the provisions of APB Opinion 30 with regard to reporting the effects of a disposal of a segment of a business and require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred (rather than as of the measurement date as presently required by APB 30). In addition, more dispositions will qualify for discontinued operations treatment in the income statement. Madison is still evaluating the impact of adopting Statement 144.

Note 3:  Derivative Financial Instruments:

                Madison employs a policy of hedging a portion of its oil production in order to mitigate the price risk between NYMEX prices and actual receipt prices. As of September 30, 2001, Madison has hedged a portion of its oil price risk with a swap contract that provides a fixed price (Madison pays the floating price and receives the fixed price). At June 30, 2001, Madison had a swap contract covering 22,500 Bbls of production per month from January 2002 through December 2002, at a fixed price $22.48 per barrel. As of September 30, 2001, the fair value of the contract was an unrealized gain of $5,000. Such gain has been recorded in interest income and other for the nine months ended September 30, 2001, and the related asset is included in other assets on the balance sheet as of September 30, 2001. Madison has designated the contract as a derivative financial instrument and accordingly, recognizes changes in the fair value of the swap as a current period revenue or expense in accordance with Statement of Financial Accounting Standards No. 133 and No. 138, "Accounting for Derivatives Instruments and Hedging Activities."

Note 4:  Purchase Business Combination:

                During the current year, Madison Petroleum, Inc. (formerly Madison Oil Company) executed a share purchase agreement with Madison Oil Company (formerly Trans-Dominion Energy Corporation). Under the terms of the agreement, Trans-Dominion (a Canadian Corporation) was continued into the State of Delaware under the Delaware Act. Contemporaneously with the continuance, the corporate name of the Corporation was changed to Madison Oil Company. On the closing date, Madison Oil Company (formerly Trans-Dominion) issued common shares to the Madison Petroleum shareholders as consideration for the purchase of all the issued and outstanding shares of Madison Petroleum common stock. At the conclusion of the transaction, the Madison Petroleum shareholders owned approximately 88% of Madison Oil Company common shares and the former Trans-Dominion shareholders owned approximately 12% of Madison Oil Company common shares.

                The effective date for purchase is January 1, 2000. The business combination between Madison Petroleum (formerly Madison Oil Company) and Madison Oil Company (formerly Trans-Dominion Energy Corporation) has been accounted for as a reverse-takeover, using the purchase method of accounting, in accordance with both U.S. and Canadian GAAP. Applying reverse-takeover accounting rules, Madison Petroleum is the acquirer for financial reporting purposes. The acquisition was valued at approximately $4,300,000.

                Following the transaction, Madison Petroleum, Inc. became a wholly owned subsidiary of Madison Oil Company. Madison Oil Company continues the same operations as the former Trans-Dominion, and has the aggregated assets and liabilities of both companies.

Note 5:  Related-Party Transactions:

                During 1999, the Madison Petroleum, Inc. received working capital advances from the Chairman and/or Vice-Chairman either directly or indirectly through companies that they control. The amount due for the year ended December 31, 1999 was approximately $1,660,000. During 2000, Madison Petroleum retired these advances by assigning its rights to accounts receivable in the approximate amount of $2,300,000 due from Madison Chart Energy. In addition, the Chairman and/or Vice-Chairman, through a company they control, advanced approximately $1,000,000 to Madison Oil Company or its subsidiaries in late 1999 and early 2000. The Company retired these advances in the second quarter of 2000 by issuing one million shares of its common stock to the company controlled by the Chairman and/or Vice-Chairman.

Conversion of Loan to Unsecured Convertible Debenture

                At March 30, 2001 Madison completed an agreement with members of the Brewer family, who are majority shareholders of Madison, to convert a $2.2 million loan into a five-year unsecured convertible debenture. It is convertible into Madison common shares at Cdn $1.50 per share, and conversion may be forced by the Company if its common shares trade at Cdn $1.95 for sixty or more consecutive days. The debenture bears interest at a rate of 10% per annum, payable in cash or shares at the Company's option, with the shares valued at the lesser of the conversion price or the market price.

Note 6:  Current Portion of Long-Term Debt:

Revolving Credit Agreement

                Under the Madison Chart Revolving Credit Agreement with the Bank of Scotland (see Note 6), the Company is obligated to the Bank for $2.67 million at December 31, 2000 and $4.57 million at December 31, 1999, excluding interest. Payments to reduce loan amounts are based on fifty-five percent (55%) of cash flows from producing oil properties. Due to depressed oil prices, the Bank temporarily waived Madison Chart's scheduled repayments through the end of 1999. During the current year, Madison Chart negotiated amendments to the Facility agreement with the Bank. Under the terms of the revised Facility agreement the $1.85 million due for 1999 was rolled into the new loan. The Bank of Scotland loan was retired on March 30, 2001 as part of a new loan agreement with Barclays Bank (see Note 11).

                Madison Chart made payments of approximately $1,678,000 in principal and $273,000 of interest in the current year. In 1999, the Company made payments of approximately $130,000 in principal and $170,000 in interest.

Note Payable to Elf, S.A.

                Madison Chart purchased the Neocomian fields in the Paris basin of France from Elf, S.A. in April 1998 with an effective date of October 31, 1997 for $10 million. Madison Chart executed a note for $4 million (the $10 million purchase price was reduced with $2 million from oil sales and $4 million in bank debt). As discussed below (See Note 6), repayments under the agreement are based on the spot market price of oil. As a result of depressed oil prices, Madison Chart was only required to pay $87,500 in 1999. The increase in oil prices in year 2000 has accelerated note payments for the current year; the required payment for year 2000 was approximately $2.2 million (excluding interest) to Elf, S.A. Interest paid during the current year was approximately $150,000. Interest accrued by the Company for the years ended December 31, 2000 and 1999 are approximately $200,000 and $250,000, respectively. The Elf, S.A. note was retired on March 30, 2001 as part of a new loan agreement with Barclays Bank (see Note 11).

Note 7:  Long-Term Debt:

                Long-term debt at December 31, 2000 and 1999, consists of the following:

	1999	2000
	(In thousands)
Revolving Credit Agreement with interest at LIBOR plus 1.75%	$4,570	$2,666
Elf, S.A. note with interest at LIBOR plus 1.75%	4,017	1,755
Chart Energy Holding	343	317
Subtotal	8,930	4,738
Less current maturities	(4,745)	(2,755)
Total Long-Term Debt	$4,185	$1,983

Revolving Credit Agreement

                Effective June 30, 1998, Madison Chart Energy, SCS (Madison Chart) negotiated a ten million US dollar ($10,000,000) Revolving Credit Agreement with the Bank of Scotland which runs through December 31, 2004 (see Note 5). The loan was negotiated to finance the purchase and development of oil properties in the Paris Basin of France and for operations. The ten million dollars Nominal Amount is reduced semi-annually in increments of $500,000 beginning December 31, 1999. The interest rate is based on the London Interbank Offering Rate (LIBOR) plus 1.75% per annum. A commitment fee of 0.5% per annum on the undrawn balance of the Facility is payable semi-annually in arrears. Receivables, oil and gas production, and the shares of Madison Chart secure borrowings under the agreement. The loan is guaranteed by Madison Oil France, SA and Chart Energy Holdings, BV, a general partner in Madison Chart. Because loan limits and required payments are calculated semi-annually, there is no fixed repayment schedule by year.

Note Payable to Elf, S.A

                Madison Chart executed a $4 million note with Elf. S. A. in August 1998 for the balance due of the purchase price of Elf's Neocomian oil field. The note is payable in seven installments over four years. The final payment is due January 31, 2004 (see Note 5). Payments are based on the average spot market price of oil. If the spot market price is below an agreed upon trigger price, a payment is not required. If, due to depressed oil prices, the note is not paid by January 31, 2002, Madison Chart is required to pay a $2 per barrel royalty to Elf until January 31, 2004. If the spot market price were to remain below the trigger price, the balance due on the note as of January 31, 2004, would be reduced to zero. When the spot market price exceeds the trigger price, Madison Chart is obligated to pay up to 200% of the required normal amount of $571,400 based on an agreed upon formula.

Loan Payable to Chart Energy

                During 1999, Madison Chart accounts payable to Chart Energy Holding BV, a general partner in Madison Chart, was converted to a loan. The loan plus interest is not payable until the completion of a monetization event as defined in the master partnership agreement. Interest on the loan is accrued at Libor 3 months. The Amount owed at December 31, 1999, including interest, is $343,456 that is included in long-term debt. The principal due at December 31, 2000 is $317,305 and is included in short-term debt based on the terms of the master partnership agreement.

Note 8:  Commitments and Contingencies:

Operating Lease Agreement

                The Company is obligated under an operating lease agreement for rent of its offices during future years ended December 31 as follows:

2001	$90,000
2002	90,000
2003	45,000
$225,000

Madison Chart Energy Preferential Distribution

                The Madison Chart Energy, SCS Limited Partnership Agreement provides for the preferential distribution of profits and liquidating distributions to shareholders under the following priorities:

	Minority	Madison
First $8,770,746 (plus 9% simple interest)	84.5554%	15.4446%
Next $4,385,373 (plus 9% simple interest)	1.7256%	98.2744%
Remainder of value over $13,156,119 (plus 9% simple interest)	37.8466%	62.1534%

Note 9:  Shareholders' Equity:

Accumulated Other Comprehensive Loss

                The components of other comprehensive loss are as follows (in thousands):

	December 31,
	1998	1999	2000
			(Restated)
Net income	$(1,133)	$443	$428
Other comprehensive loss:
Change in translation adjustment	(595)	(2,616)	(709)
Comprehensive loss	$(1,728)	$(2,173)	$(281)

                Due to the availability of net operating losses, there is no tax effect associated with other comprehensive income

Note 10:  Segment Information:

                The Company's operations are classified into two reportable geographical business segments: France and Turkey. The Company attributes oil and gas production revenues based on the location of the oil and gas produced.

                In August 2000, Madison completed the sale of 75% of Trinidad Exploration and Development, Ltd. ("Trinidad") in exchange of $1.0 million in cash. At the time of the sale, the assets and liabilities of Trinidad were removed, and the net result of $1.5 million was recorded as the investment in Trinidad. Such investment is included in other assets on the balance sheet at December 31, 2000. At the time of the sale, the fair value of the remaining 25% of Trinidad was $1.5 million, and accordingly, the Company recorded no gain or loss on the sale. The Company's remaining twenty-five percent (25%) interest is not reported separately at this time because activities are limited primarily to exploratory and developmental activities that represent less that ten percent (10%) of the Company's total assets and revenues.

                The Company is exposed to the risk of changes in social, political and economic conditions inherent in foreign operations, and the company's results of operations and the value of its foreign assets are affected by fluctuations in foreign currency exchange rates.

                Following is a tabulation of unaudited business segment information for each of the past two years. Corporate and other information is included to reconcile segment data to the consolidated financial statements.

Selected Information Related to Company's Operations by Geographical Area

                For the three-year period ended December 31, 2000 (in thousands)

	1998	1999	2000
			(Restated)
Sales and revenues from unaffiliated customers:
France	$4,719	$6,417	$8,927
Turkey	—	—	434
Corporate and other	—	—	75
	$4,719	$6,417	$9,436

Earnings before income taxes:
France	$(916)	$967	$2,503
Turkey	—	—	149
Corporate and other	(906)	(844)	(2,224)
	$(1,822)	$123	$428

Long-lived assets:
France	$19,400	$17,092	$20,146
Turkey	—	—	2,159
Corporate and other	100	104	2,717
	$19,500	$17,196	$25,022

Depreciation and amortization:
France	$3,102	$1,241	$7,871
Turkey	—	—	31
Corporate and other	—	—	—
	$3,102	$1,241	$7,902

Note 11:  Income Taxes:

	Year Ended December 31,
	1998	1999	2000
			(Restated)
	(In thousands)
Net income for year before tax	$1,243	$443	$428
Recognized benefit of losses carried forward	(1,243)	(443)	(428)
Provision for financial statements	$—	$—	$—

                The Company has incurred net operating losses, which may be carried forward and used to reduce taxable income in future years. The unused net operating losses available for carry forward to offset taxable income are $7.3 million that expire in varying amounts through 2015. The unused net operating losses available for carry forward in France which have no expiration date are $3.8 million. The Company believes that these tax loss carryforward will be available to offset future income tax liabilities.

Note 12:  Acquisition of ARCO Turkey, Inc.

                On February 20, 2001 Madison completed the purchase of ARCO Turkey, Inc., a wholly-owned subsidiary of British Petroleum, for $3.4 million (less $1.3 million of cash acquired). The purchase was financed with $0.9 million from the Company's cash reserves and $2.5 million in borrowings under a bridge loan facility with London-based Barclays Bank, which was repaid on March 30, 2001. ARCO Turkey, which was renamed Madison Oil Turkey Inc., owns a 19.6 percent working interest in the Cendere Field located in south central Turkey and operated by the Turkish National Oil Company (TPAO). The Cendere Field was discovered in 1989 and has produced approximately 12.7 million barrels of oil to date. During the four-month period of 2000, the field produced at a rate of approximately 2,500 barrels of oil per day (BOPD) from 13 wells, or 500 BOPD to Madison's interest. At December 31, 2000 the Company's independent reservoir engineer estimated the proved reserves in the Cendere Field to be 7.9 million barrels of oil, or 1.2 million barrels net to Madison's interest. The purchase was financed with $0.9 million from the Company's cash reserves and $2.5 million in borrowings under a bridge loan facility with London-based Barclays Bank, which was repaid on March 30, 2001.

                Madison initially recorded the purchase of ARCO Turkey, Inc. during 2000 since the negotiations and documentation for the purchase were substantially complete as of December 31, 2000. Because the transaction did not close until February 20, 2001, Madison has restated its financial statements to record the acquisition at February 20, 2001. As a result of the restatement, 2000 revenues were reduced by $1,570,000, net income was reduced by $1,160,000, earnings per share was reduced by $.04 per share, Equipment and Property and Current Liabilities were reduced by $3,393,000, and Current Assets were reduced by $1,160,000. The net effect of the restatement was to apply the net cash proceeds from ARCO Turkey, Inc. production which were accounted for in Madison’s financial statement prior to February 20, 2001 against the purchase price in accordance with Accounting Principle Board Opinion No. 16, Business Combinations.

Note 13:  Acquisition of Minority Interest in Madison Chart Energy

                On March 30, 2001 the Company completed the acquisition of the 38% minority interest in Madison/ Chart Energy SCS ("MCE"), Madison's French subsidiary, for total cash consideration of $16.05 million. Following the acquisition, Madison holds 100% interests in five oil fields in the Paris Basin, producing approximately 1,500 barrels of oil per day. At December 31, 2000 the Company's independent reservoir engineer estimated the proved reserves in these fields to be 10.2 million barrels of oil, or 3.9 million barrels net to the 38% minority interest. A three-phase development program was in progress in the first quarter of 2001 to enhance production through major workovers of existing wells and the drilling of twelve new wells. As of September 30, 2001, first phase of the development program was 100% complete, at a total cost of approximately $5.7 million. MCE's daily production rates were 1,110 Bbls per day before the acquisition and the development program and were 1,261 Bbls per day subsequent thereto.

Note 14:  Revolving Credit Facility

                On March 30, 2001 Madison completed an agreement with Barclays Bank for a $23.0 million revolving credit facility. The facility has a five-year term extending to December 31, 2005 and is secured by the Company's French assets. The purpose of the facility is to partially finance the MCE and ARCO Turkey purchases and to provide funding for further development of the Neocomian and Charmottes fields in France. The facility is structured in three separate tranches with interest rates based on LIBOR plus 2.5% to 3%. Total borrowings are limited to the lesser of the nominal facility amount or a semi-annual borrowing base. The nominal limit of the facility reduces to $20.0 million at December 31, 2001 and thereafter by $2.5 million every six months.

                During 2001, Madison had amounts outstanding under the revolving credit agreement that exceeded the amount of the borrowing base. Accordingly, Madison was in technical default. Madison obtained waivers of default from its lender, and therefore, a portion of the amount outstanding under this facility is appropriately classified as non-current.

Note 15:  Stock Compensation Plan

                In March 2000, Madison adopted a Stock Option Plan (the "Plan"), which, as amended, provides for the granting of stock options to employees, directors and consultants of the Company, of up to 2,500,000 shares. Option grants are at the discretion of Madison's board of directors. Strike price, vesting periods and contractual terms are also at board discretion.

                A summary of stock option transactions is as follows:

	2000
		Weighted
		Average
		Exercise
	Shares	Price
Outstanding at beginning of year	—	$—
Granted	1,776,000	0.86
Exercised	1,072,000	1.00
Forfeited	—	—
Outstanding at end of year	704,000	$0.84
Exercisable at end of year	352,000	$0.84

                For stock options granted during 2000 the following represents the weighted-average exercise prices and the weighted-average fair value.

Weighted Avg Exercise Price	Weighted Avg Fair-Value Price
$0.86	$0.82

As of December 31, 2000, all options had strike prices greater than or equal to market price on the date of grant.

                The following table summaries information about the fixed-price stock options outstanding at December 31, 2000.

		Weighted	Options Exercisable
Options Outstanding		Average	Weighted
	Number	Remaining	Average	Number
Range of	Outstanding at	Contractual	Exercise	Exercisable at
Exercise Prices	12/31/2000	Life	Price	12/31/2000
$0.98	354,000	10 Years	$0.98	177,000
0.56	125,000	10 Years	0.56	62,500
0.50	225,000	10 Years	0.50	112,500
$0.50-0.98	704,000		0.75	352,000

                At December 31, 2000, there were 724,000 shares available for grant under the Plan.

                Had compensation costs for employees under the Company's two stock-based compensation plans been determined based on the fair value at the grant dates under those plans consistent with the method prescribed by SFAS No. 123, the Company's pro forma net income and earnings per share would have been reduced to the pro forma amounts listed below:

2000
(Restated)
Net Income:
As reported	$428,000
Pro forma	237,000
Basic income:
As reported	0.02
Pro forma	0.01
Diluted income:
As reported	0.02
Pro forma	0.01

                The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

Dividend yield, per share	$—
Volatility	9.5%
Risk-free interest rate	6.0%
Expected lives	5 years

Note 16:  Oil And Gas Producing Activities

                The following information is presented pursuant to SFAS No. 69, Disclosures about Oil and Gas Producing Activities:

Results of Operations

                Results of operations from oil and gas producing activities were as follows (1):

				Consolidated
	Turkey	France	Canada	Total
December 31, 1998
Crude oil revenues	$–	$4,719,000	$–	$4,719,000
Costs and expenses
Lease operating costs	–	2,141,000	–	2,141,000
Exploration costs	–	–	–	–
Depreciation and depletion	–	3,102,000	–	3,102,000
Income before income taxes	–	(524,000)	–	(524,000)
Income tax expense	–	–	–	–
Results from operations from producing activities (excluding corporate overhead)	$–	$(524,000)	$–	$(524,000)

December 31, 1999
Crude oil revenues	$–	$6,417,000	$–	$6,417,000
Costs and expenses
Lease operating costs	–	3,579,00	–	3,579,00
Exploration costs	–	–	–	–
Depreciation and depletion	–	1,242,000	–	1,242,000
Income before income taxes	–	1,596,000	–	1,596,000
Income tax expense	–	–	–	–
Results from operations from producing activities (excluding corporate overhead)	$–	$1,596,000	$–	$1,596,000

December 31, 2000 (Restated)
Crude oil revenues	$434,000	$8,927,000	$75,000	$9,436,000
Costs and expenses
Lease operating costs	303,000	3,912,000	–	4,215,000
Exploration costs	–	535,000	–	535,000
Depreciation and depletion	8,000	1,958,000	–	1,966,000
Income before income taxes	123,000	2,522,000	75,000	2,720,000
Income tax expense	–	–	–	–
Results from operations from producing activities (excluding corporate overhead)	$123,000	$2,522,000	$75,000	$2,720,000

(1)  The information in this table includes producing activities attributable to 100% of Madison Chart Energy, SCS.

Capitalized Costs Relating to Oil and Gas Producing Activities:

				Consolidated
	Turkey	France	Canada	Total
December 31, 1998
Unproved properties	$–	$3,290,000	$–	$3,290,000
Proved leaseholds	–	16,148,000	–	16,148,000
Less:
Accumulated depreciation, depletion and amortization	–	4,671,000	–	4,671,000
Capitalized costs	$–	$14,767,000	$–	$14,767,000

December 31, 1999
Unproved properties	$–	$3,321,000	$–	$3,321,000
Proved leaseholds	–	13,772,000	–	13,772,000
Less:
Accumulated depreciation, depletion and amortization	–	5,913,000	–	5,913,000
Capitalized costs	$–	$11,180,000	$–	$11,180,000

December 31, 2000 (Restated)
Unproved properties	$2,140,000	$3,335,000	$–	$5,475,000
Proved leaseholds	2,892,000	16,811,000	–	19,703,000
Less:
Accumulated depreciation, depletion and amortization	31,000	7,871,000	–	7,902,000
Capitalized costs	$5,001,000	$12,275,000	$–	$17,276,000

Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development Activities:

				Consolidated
	Turkey	France	Canada	Total
December 31, 1998
Acquisition of properties
Proved	$–	$10,835,000	$–	$10,835,000
Unproved	–	2,069,000	–	2,069,000
Exploration costs	–	–	–	–
Development costs	–	–	–	–
Costs incurred	$–	$12,904,000	$–	$12,904,000

December 31, 1999
Acquisition of properties
Proved	$–	$(2,376,000)	$–	$(2,376,000)
Unproved	–	30,000	–	30,000
Exploration costs	–	–	–	–
Development costs	–	–	–	–
Costs incurred	$–	$(2,346,000)	$–	$(2,346,000)

December 31, 2000 (Restated)
Acquisition of properties
Proved	$–	$–	$–	$–
Unproved	2,155,000	–	–	2,155,000
Exploration costs	–	–	–	–
Development costs	–	535,000	–	535,000
Costs incurred	$2,155,000	$535,000	$–	$2,690,000

Note 17:  Supplemental Oil and Gas Reserves and Standardized Measure Information (Unaudited)

                The following table identifies the Company's net interest in estimated quantities of proved oil and gas reserves and changes in such estimated quantities. Independent petroleum engineers prepared reserve estimates and Company management reviewed such estimates. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. Estimated proved developed and undeveloped oil and gas reserves at December 31, 2000, 1999 and 1998 are tabulated below. Crude oil includes condensate and natural gas liquids and is stated in barrels (Bbl).

	Oil (Bbl)(1)	France (Bbl)	Turkey (Bbl)
PROVED DEVELOPED AND UNDEVELOPED RESERVES
December 31, 1997	730,000	730,000	—
Purchase of reserves in place	2,379,000	2,379,000	—
Revisions of previous estimates	(24,000)	(24,000)	—
Extensions, discoveries, and other additions	415,000	415,000	—
Production	(224,000)	(224,000)	—
December 31, 1998	3,276,000	3,276,000	—
Purchase of reserves in place	—	—	—
Revisions of previous estimates	1,584,000	1,584,000	—
Extensions, discoveries, and other additions	1,817,000	1,817,000	—
Production	(247,000)	(247,000)	—
December 31, 1999	6,430,000	6,430,000	—
Purchase of reserves in place	94,000	—	94,000
Revisions of previous estimates	9,000	9,000	—
Extensions, discoveries, and other additions	—	—	—
Production	(295,000)	(283,000)	(12,000)
December 31, 2000 (Restated)	6,238,000	6,156,000	82,000

PROVED DEVELOPED RESERVES
December 31, 1997	730,000	730,000	—
December 31, 1998	2,357,000	2,357,000	—
December 31, 1999	4,123,000	4,123,000	—
December 31, 2000 (Restated)	3,554,000	3,554,000	—

(1)  There were no gas reserves at December 31, 1997, 1998, 1999, or 2000.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

                Pursuant to SFAS No. 69, the Company has developed the following information titled "Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Quantities" (Standardized Measure). Accordingly, the Standardized Measure has been prepared assuming year-end selling prices adjusted for future fixed and determinable contractual price changes, year-end development and production costs, year-end statutory tax rates adjusted for future tax rates already legislated and a 10% annual discount rate. The Standardized Measure does not purport to be an estimate of the fair market value of the Company's reserves. An estimate of fair value would also have taken into account, among other things, the expected recovery of reserves in excess of proved reserves, anticipated changes in future prices and costs and a discount factor representative of the time value of money and risks inherent in producing oil and gas.

	1998	1999	2000
			(Restated)
Future cash inflows	$11,302,000	$130,356,000	$125,356,000
Future production costs	2,363,000	52,212,000	55,742,000
Future development costs	—	4,061,000	5,971,000
Future income tax expense	—	15,717,000	12,278,000
Future net cash flows	8,939,000	58,366,000	51,365,000
10% annual discount for estimated timing of cash flows	5,590,000	27,066,000	21,869,000
Standardized measure of discounted future net cash flows relating to proved oil and gas reserves	$3,349,000	$31,300,000	$29,496,000

                The average oil prices used to calculate future net cash inflows were $22.70, $20.27, and $15.48 per barrel at December 31, 2000, 1999 and 1998, respectively. At December 31, 2000, 1999 and 1998 the NYMEX price for Brent Crude Oil was $25.12, $25.57 and $10.57 per barrel, respectively.

Changes in Standardized Measure of Discounted Future Net Cash Relating to Proved Oil and Gas Reserves

                The following are the principal sources of change in the standardized measure:

	1998	1999	2000
			(Restated)
Balance at January 1	$1,020,000	$3,349,000	$31,300,000
Sales of oil and gas, net	(2,112,000)	(2,838,000)	(5,221,000)
Net changes in prices and production costs	(1,286,000)	14,703,000	(4,155,000)
Extensions and discoveries	1,800,000	17,564,000	—
Revisions of previous quantity estimates	—	15,314,000	91,000
Net change in income taxes	—	(15,717,000)	3,438,000
Accretion of discount	100,000	335,000	3,130,000
Purchase of reserves	3,827,000	—	1,023,000
Sale of reserves	—	—	—
Other	—	(1,410,000)	(110,000)
Balance at December 31	$3,349,000	$31,300,000	$29,496,000

TOREADOR RESOURCES CORPORATION

UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

                The unaudited pro forma combined statements of operations of Toreador Resources Corporation ("Toreador") for the nine months ended September 30, 2001, and year ended December 31, 2000, give effect to the proposed merger with Madison Oil Company ("Madison") as if such merger had occurred on January 1, 2000. The unaudited pro forma combined statement of operations of Toreador for the year ended December 31, 2000 also gives effect to the merger with Texona Petroleum Corporation (Texona) on September 19, 2000, as if such merger had occurred on January 1, 2000.

                The unaudited pro forma combined balance sheet of Toreador as of September 30, 2001 gives effect to the proposed merger with Madison as if such merger had occurred on September 30, 2001.

                The unaudited pro forma combined financial statements of Toreador have been included as required by the rules of the Securities and Exchange Commission and are provided for comparative purposes only. The unaudited pro forma combined financial statements of Toreador are presented based on the historical consolidated financial statements of Toreador, Madison, and Texona, and should be read in conjunction with such financial statements and the related notes thereto.

                The unaudited pro forma combined financial statements of Toreador are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements, and the actual recording of the transactions could differ. The unaudited pro forma combined financial statements of Toreador are not necessarily indicative of the financial results that would have occurred had the mergers been effective on and as of the dates indicated and should not be viewed as indicative of operations in the future.

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2001

(Amounts in thousands, except per share data)

	Toreador Historical Amounts	Madison Historical Amounts	Adjustments for Merger	Combined Pro Forma Amounts
Revenues:
Oil and gas sales	$11,568	$10,898	$	$22,466
Gain on commodity derivatives	1,022	—	—	1,022
Lease bonuses and rentals	488	—	—	488
Total revenues	13,078	10,898	—	23,976

Costs and expenses:
Lease operating	2,332	4,347	—	6,679
Exploration and acquisition	921	—	—	921
Depreciation, depletion and amortization	2,278	1,870	205 (1)	4,353
General and administrative	2,036	1,622	—	3,658
Total costs and expenses	7,567	7,839	205	15,611

Operating income	5,511	3,059	(205)	8,365
Other expense	(730)	(867)	—	(1,597)
Income before federal income taxes	4,781	2,192	(205)	6,768
Provision for federal income taxes	1,769	—	—	1,769
Net income	3,012	2,192	(205)	4,999
Dividends on preferred shares	270	—	—	270
Income applicable to common shares	$2,742	$2,192	$(205)	$4,729
Basic income per share	$0.43	$0.08		$0.50
Diluted income per share	$0.40	$0.08		$0.47
Weighted average shares outstanding
Basic	6,320	25,933		9,421
Diluted	7,568	25,933		10,669

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS

Year Ended December 31, 2000

(Amounts in thousands, except per share data)

	Toreador Historical Amounts	Texona Historical Amounts	Madison Historical Amounts	Adjustments for Merger		Combined Pro Forma Amounts
			Restated
Revenues:
Oil and gas sales	$13,164	$1,715	$9,436	$—		$24,315
Loss on commodity derivatives	(135)	—	—	—		(135)
Lease bonuses and rentals	472	—	—	—		472
Total revenues	13,501	1,715	9,436	—		24,652

Costs and expenses:
Lease operating	2,325	649	4,215	—		7,189
Exploration and acquisition	309	—	535	—		844
Depreciation, depletion and amortization	2,439	328	1,966	367	(1)(2)	5,100
General and administrative	2,273	250	1,873	—		4,396
Total costs and expenses	7,346	1,227	8,589	367		17,529

Operating income	6,155	488	847	(367)		7,123
Other expense	(1,038)	(20)	(143)	—		(1,201)
Income before federal income taxes	5,117	468	704	(367)		5,922
Provision for federal income taxes	1,764	—	—	—		1,764
Net income	3,353	468	704	(367)		4,158
Dividends on preferred shares/Minority interest	360	—	276	—		636
Income applicable to common shares	$2,993	$468	$428	$(367)		$3,522
Basic income per share	$0.54	$1.34	$0.02			$0.38
Diluted income per share	$0.50	$1.19	$0.02			$0.37
Weighted average shares outstanding
Basic	5,522	348	25,757			9,392
Diluted	6,691	392	25,757			10,561

UNAUDITED PRO FORMA COMBINED

BALANCE SHEET

As of September 30, 2001
(Amounts in thousands)

	Toreador Historical Amounts	Madison Historical Amounts	Adjustments for Merger		Combined Pro Forma Amounts
ASSETS

Current assets:
Cash and cash equivalents	$252	$1,073	$(1,000	)(3)	$325
Accounts and notes receivable	2,161	2,904	—		5,065
Other	1,676	471	—		2,147
Total current assets	4,089	4,448	(1,000)		7,537
Properties and equipment, less accumulated depreciation, depletion and amortization	42,910	32,155	5,806	(4)	80,871
Other assets	848	190	—		1,038
Deferred tax benefit	—	—	—		—
Total assets	$47,847	$36,793	$4,806		$89,446

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,124	$3,360	$—		$4,484
Federal income taxes payable	1,194	—	—		1,194
Current portion of long-term debt	—	4,180	—		4,180
Total current liabilities	2,318	7,540	—		9,858
Long-term debt	18,904	16,525	—		35,429
Deferred tax liability/Payables to affiliates	3,455	2,160	—		5,615
Total liabilities	24,677	26,225	—		50,902
Stockholders' equity:
Preferred stock, $1.00 par value, 4,000,000 shares authorized; 160,000 issued	160	—	—		160
Common stock, $0.15625 par value, 20,000,000 shares authorized; 6,953,971 shares issued	1,087	3	482	(5)	1,572
Capital in excess of par value	15,612	11,863	3,026	(5)	30,501
Retained earnings	8,317	(1,298)	1,298	(5)	8,317
	25,176	10,568	4,806		40,550
Treasury stock at cost:
614,027 shares	(2,006)	—	—		(2,006)
Total stockholders' equity	23,170	10,568	4,806		38,544
Total liabilities and stockholders'equity	$47,847	$36,793	$4,806		$89,446

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

ADJUSTMENTS FOR MERGER

(1) To record additional depletion expense on the additional costs allocated to producing oil and gas properties (see note 4). The effective depletion rates on Madison's properties were 3.86% for the year ended December 31, 2000 and 3.68% for the nine months ended September 30, 2001.

(2) To record additional depreciation on the costs allocated to producing oil and gas properties acquired in the merger with Texona.

(3) To record the estimated costs of the proposed merger with Madison.

(4) To record the allocation of purchase price to producing and non-producing leasehold costs. Non-producing leasehold costs represent the cost of Madison's rights to develop oil and gas producing properties on certain acreages under renewable exploration licenses and permits. Toreador believes that these rights are worth $1.55 per acre, based upon historical acquisition and seismic costs. Madison had 3.8 million acres under such permits, resulting in fair value of $5.9 million. The remaining $32.1 million of the $38.0 million allocated to properties and equipment was attributed to producing oil and gas properties representing the fair value of the assets acquired.

(5) To reflect the issuance of an estimated 3,101,544 shares of Toreador common stock using a stock price of $4.60 per share, and the issuance of common stock options to former Madison shareholders at fair value. The stock price of $4.60 per share represents the closing price of Toreador common stock on December 31, 2001, the effective date of the Merger.

Calculation of Purchase Price (In thousands, except per share amounts)

Estimated number of shares to be issued	3,102
Closing price of Toreador common stock on December 31, 2001	$4.60
Fair value of common stock to be issued	$14,267
Add:
Fair value of stock options to be issued	107
Estimated merger costs	1,000
Total purchase price	$15,374

Allocation of Purchase Price (In thousands):

Current assets	$3,448
Properties and equipment	37,961
Other assets	190
Current liabilities	(7,540)
Long-term liabilities	(18,685)
$15,374

The purchase price calculation and allocation are subject to changes in: the actual number of shares issued to Madison shareholders; the closing price on the effective date of the merger; and the actual merger costs incurred. These items will not be known until the effective date of the merger.

Unaudited Pro Forma Supplemental Oil and Natural Gas Disclosure

The following tables set forth certain unaudited pro forma information concerning Toreador's proved oil and natural gas reserves at September 30, 2001, giving effect to the merger with Madison as if it had occurred on January 1, 2001. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be construed as being exact. The proved oil and natural gas reserve information is as of September 30, 2001 and reflects prices and costs in effect as of that date.

Reserves:

	Toreador		Madison		Combined Pro Forma
	Oil (MBbl)	Gas (MMcf)	Oil (MBbl)	Gas (MMcf)	Oil (MBbl)	Gas (MMcf)
Reserves at January 1, 2001	2,523	13,684	6,433	—	8,956	13,684
Revisions of previous estimates	(74)	(2,872)	(485)	—	(559)	(2,872)
Extensions and discoveries	34	641	—	—	34	641
Purchases of reserves in place	62	4,262	4,667 (1)	—	4,729	4,262
Production	(178)	(1,130)	(391)	—	(569)	(1,130)
Reserves at September 30, 2001	2,367	14,585	10,224	—	12,591	14,585

(1)  Reflects the purchase of a 38% interest in Madison Chart Energy, SCS and the acquisition of ARCO Turkey.

Standardized Measure of Discounted Future Cash Flows Relating to Proved Oil and Natural Gas Reserves (In Thousands):

	Toreador	Madison	Combined Pro Forma
Future cash inflows	$99,808	$242,111	$341,919
Future production costs	29,975	95,272	125,247
Future development costs	337	11,284	11,621
Future income taxes	17,960	29,593	47,553
Future net cash flows	51,536	105,962	157,498
10% discount factor	19,351	49,829	69,180
Standardized measure of future net cash flows relating to proved oil and gas reserves	$32,185	$56,133	$88,318

Changes in Standardized Measure of Discounted Future Cash Flows Relating to Proved Oil and Natural   Gas Reserves (In Thousands):

The following are the principal sources of change in the standardized measure:

	Toreador	Madison	Combined Pro Forma
Balance at January 1, 2001	$57,656	$35,346	$93,002
Sales of oil and gas, net	(9,236)	(6,551)	(15,787)
Net change in price and production costs	(54,528)	3,272	(51,256)
Extensions and discoveries	3,294	—	3,294
Revisions of previous quantity estimates	(15,795)	(5,290)	(21,085)
Net change in income taxes	32,324	(13,559)	18,765
Accretion of discount	5,766	3,535	9,301
Purchases of reserves	12,385	35,571	47,956
Other	319	3,809	4,128
Balance at September 30, 2001	$32,185	$56,133	$88,318

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOREADOR RESOURCES CORPORATION,
Registrant

January 8, 2001	/s/ G. Thomas Graves, III
G. Thomas Graves, III
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

2.1*

Agreement and Plan of Merger, dated as of October 3, 2001, by and among Toreador Resources Corporation, MOC Acquisition Corporation, and Madison Oil Company (previously filed as Exhibit 2.1 to Toreador Resources Corporation Registration Statement on Form S-4, No. 333-72314, filed with the Securities and Exchange Commission on December 3, 2001, and incorporated herein by reference).

23.1**	Consent of James A. Moyers, CPA, Madison Oil Company’s independent auditors

23.2**	Consent of LaRoche Petroleum Consultants, Ltd.

99.1**	Press Release, dated December 31, 2001

*          Previously filed

**        Filed herewith